                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY NAME                                                 ORGANIZED UNDER
                                                                  THE LAWS OF
- ----------------------------------------------------------------------------------------
Compagnie Francaise des Isolants (CFI) ..................  France
Elo TouchSystems, Inc. ..................................  Tennessee
K.K. Raychem ............................................  Japan
Raychem AG ..............................................  Switzerland
Raychem Aktiebolag ......................................  Sweden
Raychem A/S .............................................  Denmark
Raychem A/S .............................................  Norway
Raychem (Australia) Proprietary, Ltd. ...................  Australia (New South Wales)
Raychem Canada Limited ..................................  Canada
Raychem (Delaware) Ltd. .................................  Delaware
Raychem Gesellschaft m.b.H. .............................  Austria
Raychem GmbH ............................................  Germany
Raychem Industries N.V. .................................  Belgium
Raychem International Corporation .......................  California
Raychem International ...................................  Cayman Islands, B.W. I.
Raychem International Manufacturing Corporation .........  California
Raychem Korea Ltd .......................................  Korea
Raychem Limited. ........................................  United Kingdom
Raychem (Nederland) Besloten Vennootschap ...............  The Netherlands
Raychem N.V. ............................................  Belgium
Raychem OY ..............................................  Finland
Raychem Produtos Irradiados Limitada ....................  Brazil
Raychem RPG Limited .....................................  India
Raychem S.A. ............................................  France
Raychem, S.A. ...........................................  Spain
Raychem S.A. Industrial y Comercial .....................  Argentina
Raychem Saudi Arabia Limited ............................  Saudi Arabia
Raychem Shanghai Cable Accessories Ltd. .................  People's Republic of China
Raychem Singapore Pte. Limited ..........................  Singapore
Raychem S.p.A. ..........................................  Italy
Raychem Taiwan Limited ..................................  Taiwan
Raychem Technologies Ltd. ...............................  Cyprus
Raychem Tecnologias, S.A. de C.V. .......................  Mexico
Raychem Ventures, Inc. ..................................  California
RTP Development Corporation .............................  Delaware
SHG Strahlenchemie Holding GmbH .........................  Germany
Sigmaform France S.A.R.L. ...............................  France
Sigmaform GmbH ..........................................  Germany
Sigmaform U.K. Limited ..................................  United Kingdom